/dpw/cw/050/01144/004/SEC/EDGAR/8a.ed

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



         AES TRUST I                            THE AES CORPORATION
(Exact name of Registrant as          (Exact name of Registrant as specified
   specified in its charter)                       in its charter)

           Delaware                                   Delaware
(State or other jurisdiction of           (State or other jurisdiction of
incorporation or organization)             incorporation or organization)

          54-1840548                                 54-1163725
(I.R.S. Employer Identification No.)    (I.R.S. Employer Identification No.)

   c/o The AES Corporation
    1001 North 19th Street                    1001 North 19th Street,
     Arlington, VA 22209                        Arlington, VA 22209
        (703) 522-1315                             (703) 522-1315
(Address and telephone number              (Address and telephone number
of principal executive offices)           of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                   Name of each exchange on which
     to be so registered                   each class is to be registered

 Preferred Trust Securities                    New York Stock Exchange



Securities to be registered pursuant to Section 12(g) of the Act:

                                    (None)




                INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.        Description of Registrants' Securities to be Registered.

      For a full description of the Preferred Trust Securities (the "Preferred Securities") being registered hereby, reference is made to the information contained under the captions "The AES Trusts", "Description of the Preferred Securities", "Description of the Preferred Securities Guarantees" and "Description of the Junior Subordinated Debt Trust Securities" in the Prospectus dated December 4, 1996 (the "Prospectus") contained in the Registrants' Registration Statement on Form S-3 (Registration No. 333-15487) and information contained under the captions "Description of the TECONS", and "Description of the Junior Subordinated Debentures" in a Prospectus Supplement relating to the Securities to be filed by the Registrants pursuant to Rule 424(b) under the Securities Act of 1933, as amended. The information contained in the foregoing Registration Statement and Prospectus Supplement are incorporated herein by reference.

Item 2.  Exhibits.

         Prospectus dated December 4, 1996, included in the Registrants' Registration Statement on Form S-3 (Registration No. 333-15487) as filed with the Commission on November 4, 1996 and as amended by Amendments No. 1 and No. 2 filed with Commission on November 18, 1996 and November 27, 1996, respectively (together, the "S-3 Registration Statement") and hereby incorporated by reference herein

         Declaration of Trust dated November 1, 1996 of AES Trust I (incorporated by reference to Exhibit 4.5 to the S-3 Registration Statement.)

         Form of Amended and Restated Declaration of Trust of AES Trust I (incorporated by reference to Exhibit 4.9 to the S-3 Registration Statement.)

         Form of Preferred Security (included in immediately preceding exhibit)

         Form of Guarantee Agreement with respect to the Preferred Securities (incorporated by reference to Exhibit 4.13 to theS-3 Registration Statement.)

         Form of Indenture between The AES Corporation and The First National Bank of Chicago, as Trustee (incorporated by reference to Exhibit 4.4 to the S-3 Registration Statement.)

         Form of Supplemental Indenture to the Indenture (incorporated by reference to Exhibit 4.16 to the S-3 Registration Statement)..



                                  SIGNATURES

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.



                               (Registrant) AES Trust I


                               By: The AES Corporation
                                       as Sponsor




                               By: /s/ Barry J. Sharp
                                   --------------------
                                   Name: Barry J. Sharp
                                   Title: Chief Financial Officer

                               (Registrant) The AES Corporation



                               By: /s/ Barry J. Sharp
                                   --------------------
                                   Name: Barry J. Sharp
                                   Title: Chief Financial Officer